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                                                                    Exhibit 99.1

                              BGF Industries, Inc.
                     Reconciliation of Net Income to EBITDA
                             (dollars in thousands)

                                         Fiscal Year Ended December 31,
                                ------------------------------------------------
                                  2001      2000      1999      1998      1997
                                ------------------------------------------------
Net income (loss)               $ (3,078)  $ 8,330   $ 3,688   $15,317   $21,730
Depreciation and amortization      8,744     8,584     8,206     7,399     6,759
Interest                          13,972    14,168    15,817     4,517     2,355
Taxes                             (1,868)    5,602     2,241     9,854    13,652
Extraordinary loss                    --        --     1,668        --        --
                                ------------------------------------------------
EBITDA                          $ 17,770   $36,684   $31,620   $37,087   $44,496
                                ========   =======   =======   =======   =======